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                                                                  Exhibit 10.2


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") dated as of August 11, 2000, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and LIGHTBRIDGE, INC. ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 12. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

         2        LOAN AND TERMS OF PAYMENT

         2.1 CREDIT EXTENSIONS. Borrower shall pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

         2.1.1    REVOLVING ADVANCES.

                  (a) Bank shall make Advances not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the aggregate outstanding Advances hereunder. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as EXHIBIT A. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to that reliance.

                  (c) The Committed Revolving Line terminates on the Maturity Date, when all Advances are immediately payable.

         2.1.2    LETTERS OF CREDIT.

                  (a) Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $1,250,000.00. Each Letter of Credit shall expire no later than 180 days after the Maturity Date (except for a certain existing Letter of Credit issued in the amount of up to $1,000,000.00, which shall expire 270 days after the Maturity Date) provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.


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                  (b)    The obligation of Borrower to immediately reimburse
         Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                  (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

         2.2 OVERADVANCES. If Borrower's Obligations under Section 2.1.1 and 2.1.2 exceed the lesser of either (i) the Committed Revolving Line or
(ii) the Borrowing Base, Borrower shall immediately pay in cash to Bank the excess.

         2.3      INTEREST RATE; PAYMENTS.

                  (a) INTEREST RATE. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                  (b) PAYMENTS. Interest is payable on the first of each month. Bank may debit any of Borrower's deposit accounts including Account Number 700195970 for principal and interest payments or any amounts Borrower owes Bank. Bank shall notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

         2.4      FEES.  Borrower shall pay to Bank:

                  (a) FACILITY FEE. A fully earned, non-refundable facility fee of $37,500.00 due on the Closing Date; and

                  (b) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

         3        CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;


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                  (b)      a Guaranty of the Obligations of the Borrower,
         executed and delivered in favor of Bank by Guarantor.

                  (c) a certificate of the Secretary of Borrower and Guarantor with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (d)      an opinion of Borrower's counsel;

                  (e) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

                  (f) Certificate of Foreign Qualification (if applicable);

                  (g)      Certificate of Good Standing/Legal Existence; and

                  (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                   (a)      timely receipt of any Payment/Advance Form; and

                   (b) the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in
         Section 4 remain true.

         4        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         4.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

         4.2 ASSETS; ACCOUNTS. Borrower has good title to its assets, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

         4.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         4.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial


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condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         4.5 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to result in a Material Adverse Change.

         4.6 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         4.7 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

         5        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

         5.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

         5.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

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

                  (b) Within twenty-five (25) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT B, with aged listings of accounts receivable (by invoice date).

                  (c) Within twenty-five (25) days after the last day of each month, Borrower shall deliver to Bank with the Borrowing Base Certificate, a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C.

                  (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the first audit shall be conducted on or before forty-five (45) days after the Closing Date.

         5.3 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

         5.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments owing by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

         5.5 INSURANCE. Borrower shall keep its assets insured for risks and in amounts, as Bank requests.

         5.6 PRIMARY ACCOUNTS. Borrower shall maintain its primary depository and operating accounts with Bank.

         5.7      FINANCIAL COVENANTS.

         Borrower shall maintain as of the last day of each quarter, unless otherwise noted:

                  (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.75 to 1.0.

                  (b) TANGIBLE NET WORTH. A Tangible Net Worth of at least Fifty-Five Million Dollars ($55,000,000.00), plus seventy-five percent (75.0%) of the amount of quarterly net income beginning with the quarter ending September 30, 2000.

         5.8 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank requests to effect the purposes of this Agreement.

         6        NEGATIVE COVENANTS

         Borrower shall not do any of the following without the prior written consent of the Bank:

         6.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer
(i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

         6.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in, or reasonably related thereto, or permit a material change in the management of the Borrower. Borrower shall not, without prior written notice to Bank, relocate its principal executive office or add any new offices or business locations, or change its state of formation.


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         6.3      MERGERS OR ACQUISITIONS. Merge or consolidate, or permit
any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

         6.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         6.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens.

         6.6 INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $200,000, in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

         6.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

         6.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

         6.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

         7        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         7.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

         7.2 COVENANT DEFAULT. Borrower does not perform any obligation in Section 5 or violates any covenant in Section 6 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

         7.3       MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;


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         7.4       ATTACHMENT. (i) Any material portion of Borrower's assets
is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

         7.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

         7.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration of the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably result in a Material Adverse Change;

         7.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         7.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         8        BANK'S RIGHTS AND REMEDIES

         8.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by
         Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Exercise any of its rights and remedies under the law;

         8.2 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         8.3 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

         9        NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.


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          If to Borrower:   Lightbridge, Inc.
                            67 South Bedford Street
                            Burlington, Massachusetts 01803
                            Attn: Chief Financial Officer
                            FAX: (781) 359-4171

          If to Bank:       Silicon Valley Bank
                            40 William Street
                            Wellesley, Massachusetts 02481
                            Attn: Ms. Pamela J. Aldsworth, Senior Vice President
                            FAX: (781) 431-9906

          with a copy to:   Riemer & Braunstein LLP
                            Three Center Plaza
                            Boston, Massachusetts 02108
                            Attn: David A. Ephraim, Esquire
                            FAX: (617) 880-3456

         10        CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         11       GENERAL PROVISIONS

         11.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         11.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and
(b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         11.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         11.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         11.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements,

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

understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

         11.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

         11.8 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12       DEFINITIONS

         12.1     DEFINITIONS.

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is 80.0% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and in effect from time to time.

         "COMMITTED REVOLVING LINE" is an Advance or Advances of up to Fifteen Million Dollars ($15,000,000.00).

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, which shall include, without limitation, all obligations and liabilities of Borrower to Bank.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; BUT Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

                  (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

                  (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety
         (90) days of invoice date;

                  (c) Credit balances over ninety (90) days from invoice date;

                  (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

                  (e) Accounts for which the account debtor does not have its principal place of business in the United States;

                  (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

                  (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                  (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                  (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

                  (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "GUARANTOR" is any present or future guarantor of the Obligations, including, without limitation, Lightbridge Security Corporation.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

         "LETTER OF CREDIT RESERVE" has the meaning set forth in
Section 2.1.2.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE " is: (i) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 5 during the next succeeding financial reporting period; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations;

         "MATURITY DATE" is August 11, 2001.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PAYMENT DATE" is defined in Section 2._(a).

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the Closing Date and shown on the Schedule;

                  (c)    Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e)    Indebtedness secured by Permitted Liens;

                  (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through
         (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Schedule and existing on the Closing Date; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

                  (c) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower. after the Closing Date, in Subsidiaries not to exceed $5,000,000 in the aggregate in any fiscal year, provided that such investment does not indirectly or directly result in an Event of Default, either by the passage of time or otherwise;

                  (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

         "PERMITTED LIENS" are:

                  (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

                  (c) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase[;

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

         "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, MINUS (ii) Total Liabilities, PLUS (iii) Subordinated Debt.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

LIGHTBRIDGE, INC.

By:   /s/ PAMELA D. A. REEVE
    --------------------------------------------
Name:  PAMELA D. A. REEVE
Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By: /s/ MICHEAL TRAMACK
    --------------------------------------------
Name:  MICHEAL TRAMACK
Title: ASSISTANT VICE PRESIDENT


SILICON VALLEY BANK

By: /s/ HEIDI FETTY
    --------------------------------------------
Name:  HEIDI FETTY
Title: ASSISTANT VICE PRESIDENT
       AND LOAN DOCUMENTATION
       SPECIALIST
       (Signed in Santa Clara County, California)

                                  EXHIBIT A

                LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
            DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                   DATE:
                                                             -------------------
FAX#:  (781) 431-0755                                  TIME:
                                                             -------------------


--------------------------------------------------------------------------------

FROM:       LIGHTBRIDGE, INC.
       -------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
              ------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                      ----------------------------------------------------------
PHONE NUMBER:
              ------------------------------------------------------------------
FROM ACCOUNT #                    TO ACCOUNT #
              -------------------              ---------------------------------

REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT
--------------------------                  ---------------------

PRINCIPAL INCREASE (ADVANCE)                         $_______________
PRINCIPAL PAYMENT (ONLY)                             $_______________
INTEREST PAYMENT (ONLY)                              $_______________
PRINCIPAL AND INTEREST (PAYMENT)                     $_______________

OTHER INSTRUCTIONS:
                    ------------------------------------------------------------

All Borrower's representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


--------------------------------------        ---------------------------------
          Authorized Requester                             Phone #

--------------------------------------------------------------------------------

                                   EXHIBIT B

                           BORROWING BASE CERTIFICATE



-------------------------------------------------------------------------------------------------------------------


Borrower:                  Lightbridge, Inc.                                         Lender:    Silicon Valley Bank

Commitment Amount:         $15,000,000.00

-------------------------------------------------------------------------------------------------------------------


ACCOUNTS RECEIVABLE

1.       Accounts Receivable Book Value as of ____________________                                 $_______________
2.       Additions (please explain on reverse)                                                     $_______________
3.       TOTAL ACCOUNTS RECEIVABLE                                                                 $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.       Amounts over 90 days due                                                                  $_______________
5.       Balance of 50% over 90 day accounts                                                       $_______________
6.       Credit balances over 90 days                                                              $_______________
7.       Concentration Limits                                                                      $_______________
8.       Foreign Accounts                                                                          $_______________
9.       Governmental Accounts                                                                     $_______________
10.      Contra Accounts                                                                           $_______________
11.      Promotion or Demo Accounts                                                                $_______________
12.      Intercompany/Employee Accounts                                                            $_______________
13.      Other (please explain on reverse)                                                         $_______________
14.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                      $_______________
15.      Eligible Accounts (#3 minus #14)                                                          $_______________
16.      LOAN VALUE OF ACCOUNTS ( 80.0% of #15)                                                    $_______________

BALANCES

17.      Maximum Loan Amount                                                                       $  15,000,000.00
18.      Total Funds Available [Lesser of #17 or #16]                                              $_______________
19.      Present balance owing on Line of Credit                                                   $_______________
20.      Outstanding under Sublimits (Letters of Credit )                                          $_______________
21.      RESERVE POSITION (#18 minus #19 and #20)                                                  $_______________


THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.



                                          ------------------------------------

COMMENTS:                                            BANK USE ONLY

By: ___________________________            Received by: _____________________
         Authorized Signer                                 AUTHORIZED SIGNER

                                           Date:    _________________________


                                           Verified: ________________________
                                                           AUTHORIZED SIGNER

                                           Date:    _________________________

                                          ------------------------------------

                                   EXHIBIT C

                            COMPLIANCE CERTIFICATE


TO:      SILICON VALLEY BANK

FROM:    LIGHTBRIDGE, INC.

         The undersigned authorized officer of LIGHTBRIDGE, INC. certifies that under the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


         REPORTING COVENANT                                   REQUIRED                                     COMPLIES
         ------------------                                   --------                                     --------


         Quarterly financial statements with CC               Quarterly within 45 days                     Yes   No
         Annual (CPA Audited)                                 FYE within 120 days                          Yes   No
         10-Q, 10-K and 8-K                                   Within 5 days after filing with SEC          Yes   No
         BBC A/R Agings with CC                               Monthly within 25 days                       Yes   No


         FINANCIAL COVENANT                                   REQUIRED                  ACTUAL             COMPLIES
         ------------------                                   --------                  ------
         Maintain on a Quarterly  Basis:
         Minimum Quick Ratio                                  1.75:1.0                  _____:1.0          Yes   No
         Minimum Tangible Net Worth                           $See Loan Agreement       $________          Yes   No



COMMENTS REGARDING EXCEPTIONS:  See Attached.

                                           ------------------------------------

Sincerely,                                             BANK USE ONLY

-----------------------------              Received by: _____________________
SIGNATURE                                                  AUTHORIZED SIGNER

-----------------------------              Date:    _________________________
TITLE
                                           Verified: ________________________
-----------------------------                              AUTHORIZED SIGNER

DATE                                       Date:    _________________________

                                          ------------------------------------